UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	May 17, 2007

Harris Interactive Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-27577	16-1538028
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

60 Corporate Woods, Rochester , New York		14623
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	585-272-8400

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01 Other Events.

On May 17, 2007, Leonard R. Bayer, Executive Vice President, Chief Scientist and Chief Technology Officer of Harris Interactive Inc. (the "Company") and a member of the Company’s Board of Directors, established a pre-arranged plan to sell a portion of the shares of the common stock, par value $0.001 per share, of the Company (the "Common Stock") held by him, in accordance with Rule 10b5-1 under the Securities Exchange Act of 1934 ("Rule 10b5-1"). Mr. Bayer’s plan provides that he may sell up to 500,000 shares of Common Stock through May 31, 2008, subject to conditions specified in the plan including, but not limited to, that the price per share at the time of sale must be at or above $8.00 as quoted on the NASDAQ exchange.

Rule 10b5-1 permits insiders to establish a written plan to sell a specified number of shares over a set period of time. The plan must be entered into in good faith at a time when the insider is not in possession of material non-public information. Subsequent receipt by the insider of material, non-public information will not prevent transactions under the plan from being executed. Except as may be required by law, the Company does not undertake to report modifications, terminations, transactions or other activities under the plan referred to above or the plan of any other officer or director of the Company.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Harris Interactive Inc.

May 23, 2007	By:	Ronald E. Salluzzo

Name: Ronald E. Salluzzo
Title: Chief Financial Officer and Corporate Secretary